UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 7, 2010
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 7, 2010, TIB Financial Corp. (the “Company”) and TIB Bank entered into (i) an Agreement (the “Transaction Agreement”) with Marty E. Adams (“Adams”), Kevin Thompson (“Thompson”) and John Loeber (“Loeber”and together with Adams and Thompson, “Management”), and (ii) an Investment Right and Expense Reimbursement Agreement (the “Resource Agreement”) with Resource Financial Institutions Group, Inc. (“Resource”).  Copies of the Transaction Agreement and the Resource Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

The Transaction Agreement provides that the Company will use its reasonable best efforts to complete an offering (the “Offering”) of shares of Company common stock and/or newly created shares of mandatorily convertible preferred stock for not less than $150,000,000, at the closing of which Management would be retained as new senior management for the Company and TIB Bank.  The Offering would be conducted during a period (the “Offering Period”) of 90 days after the date of the Transaction Agreement, subject to extension for an additional 30 days as set forth in the Transaction Agreement.  The Company and Adams and his representatives have agreed to consult with each other in connection with the conduct of the Offering and the terms of any related agreements and any material decisions in connection with the Offering.  The Transaction Agreement provides that consummation of the Offering will be subject to a number of conditions including: (i) entering into mutually satisfactory employment agreements by the Company and the Bank with each of Adams, Thompson and Loeber which will include provisions for the indemnification by the Company of such individuals, the award of shares of common stock to Management representing in the aggregate 0.50% of the outstanding shares of common stock on a fully diluted basis after giving effect to the Offering (the “Pro Forma Fully Diluted Equity”), and the appointment effective concurrently with the closing of the Offering (or such earlier date as may be mutually agreed upon by the parties) of Adams, Thompson and Loeber as Chief Executive Officer, Chief Financial Officer, and Chief Credit Officer, respectively, of each of the Company and the Bank, and the provision to Management of registration rights with respect to the shares of common stock included in the awards, (ii) the receipt of all regulatory approvals required for consummation of the Offering, (iii) the reconstitution of the Company and the Bank Boards of Directors as may be mutually agreed by the parties, (iv) the receipt by the Company of aggregate gross proceeds from the Offering of at least $150,000,000, (v) the amendment of the Company’s Articles of Incorporation and Bylaws to the extent necessary to complete the Offering, (vi) the award of restricted stock grants to Management (subject to legal limitations resulting from issuance of the Company’s Series A preferred stock (the “TARP Preferred”) to the United States Department of the Treasury (the “Treasury”)) equal to approximately 6% of the Pro Forma Fully Diluted Equity, and (vii) the exchange by the Treasury of 100% of the TARP Preferred and associated warrants to purchase common stock owned by the Treasury for shares of common stock with a value equal to not more than 25% of the sum of the aggregate liquidation preference of the TARP Preferred and accrued but unpaid dividends.

The Company has agreed that following completion of the Offering, it will submit to its shareholders a proposal to further amend the Company’s equity compensation plans as necessary to increase the awards eligible to be granted thereunder to an amount not less than 10% of the Pro Forma Fully Diluted Equity, it being understood that Management will not be entitled to any additional award of shares of common stock as a result of such amendment, unless otherwise determined by the Company’s Board of Directors.

During the Offering Period, the Company, the Bank and each of their respective representatives have agreed to deal exclusively with Management, their representatives and affiliates and the placement agent in connection with the Offering regarding a proposed investment of capital in the Company or the Bank (other than an investment that would constitute an Acquisition Proposal), and will not directly or indirectly solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, enter into any agreement with respect to or otherwise facilitate a Significant Transaction.  An Acquisition Proposal is an unsolicited bona fide written proposal providing for the acquisition of substantially all of the assets (on a consolidated basis) or a majority of the total voting power of the equity securities (including by original issuance) of the Company, in each case only if such acquisition involves a single acquiring individual or a single acquiring company or a group of affiliated acquiring companies under common control.  A Significant Transaction is an investment in the Company or the Bank (whether equity or debt) or the acquisition of the Company or the Bank on any other basis (other than the Offering), whether directly or indirectly, through purchase of securities, purchase of assets, merger, consolidation or otherwise.  The Company and the Bank also have agreed to promptly notify Adams regarding the receipt by the Company, the Bank, or any of their representatives of any inquiry or proposal with respect to a Significant Transaction.  The Transaction Agreement permits the Company to provide information with respect to, engage in discussions and negotiations as to and publicly recommend that its shareholders tender or exchange their shares in connection with or publicly announce an intention to enter into, an Acquisition Proposal.  During the Offering Period, the Company may not enter into a definitive agreement as to an Acquisition Proposal without complying with the Transaction Agreement termination provision discussed below.

During the Offering Period, the Company and the Bank will permit Management and their representatives to visit and inspect and have continued access to the information regarding the Company, the Bank and their respective subsidiaries and, provided no objection is received from the bank regulatory agencies, to attend meetings between representatives of the Company and/or the Bank and the bank regulatory agencies and be apprised of communications between such parties.  The Company and the Bank have agreed that during the Offering Period, each shall conduct its business in the ordinary course consistent with past practice.

The Transaction Agreement may be terminated (i) by the mutual agreement of Adams and the Company, (ii) by Adams (if Adams is not in material breach of the Transaction Agreement) if the Company or the Bank breach in any respect any of their obligations under the Transaction Agreement which breach is not cured in accordance with the terms of the Transaction Agreement, (iii) by Adams if the Company Board of Directors publicly recommends that shareholders tender or exchange their shares in a tender offer or exchange offer, the Company or the Bank enter into a definitive agreement with respect to a Significant Transaction (other than the Offering), or the Company, the Bank or any Company representative publicly announces or discloses an intention to enter into a Significant Transaction (other than the Offering), (iv) by the Company (if the Company is not in material breach of the Transaction Agreement) if the Company’s Board of Directors authorizes the Company (subject to complying with the terms of the Transaction Agreement) to enter into an agreement with respect to an Acquisition Proposal and the Company agrees in writing to pay at the closing the Termination Fee described below (provided that the Company is not obligated to make any payment if Adams enters into a consulting or employment agreement with the acquirer involved in such Aquisition Proposal or any of its affiliates), (v) by the Company (if neither the Company nor the Bank is in material breach of the Transaction Agreement) if Management breaches in any material respect any of their obligations under the Transaction Agreement, which breach is not cured in accordance with the terms of the Transaction Agreement, or (vi) by the Company or Adams if any of Adams, Thompson and/or Loeber are not approved for the executive officer positions contemplated for them to occupy pursuant to the Transaction Agreement by the bank regulatory agencies.  The Transaction Agreement also will terminate automatically upon the earlier of (i) the expiration of the Offering Period and (ii) the completion of the Offering.

In recognition of the substantial time, expense and effort Management will expend in connection with the transactions contemplated by the Transaction Agreement and the opportunity cost to Management of entering into the Transaction Agreement and pursuing the Offering, if the Transaction Agreement is terminated (i) by Adams as a result of the breach by the Company, the Bank or any of their representatives of the obligations to pursue the Offering and to not solicit a Significant Transaction, (ii) by Adams if the Company Board publicly recommends that shareholders tender their shares in a tender offer or exchange offer, the Company or the Bank enter into a definitive agreement with respect to a Significant Transaction (other than the Offering), or the Company, the Bank or any Company representative publicly announces or discloses an intention to enter into a Significant Transaction (other than the Offering), (iii) by the Company if the Company Board of Directors authorizes the Company to enter into an agreement with respect to an Acquisition Proposal, or (iv) due to the expiration of the Offering Period and prior to such termination the Company entered into a letter of intent, memorandum of understanding, agreement in principle or similar agreement as to an Acquisition Proposal and, within six months after such termination, the Company enters into a definitive agreement as to a Significant Transaction, then the Company will pay Adams or as directed by Adams an amount equal to $1,250,000 not later than two business days following the closing of any Significant Transaction (the “Termination  Fee”).  However, the Company is not obligated to make such payment if the relevant transaction involves an acquisition of the Company and Adams entered into a consulting or employment arrangement with the acquirer in such transaction or any of its affiliates.

The Transaction Agreement includes covenants regarding nondisclosure of confidential information and the indemnification of Management in connection with their efforts with respect to the Offering. In addition, during the Offering Period, as compensation for the assistance Management will be providing in connection with the Offering, the Company and the Bank are jointly and severally obligated to pay to or as directed by (i) Adams an amount equal to $25,000 each month, (ii) Thompson an amount equal to $15,000 each month, and (iii) Loeber an amount equal to $15,000 each month.  In addition, subject to any legal limitations resulting from the Company’s issuance of the TARP Preferred and the limitations under the Company’s luxury expense reimbursement policy, Management will be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Transaction Agreement from and after May 16, 2010, including the fees and expenses of its counsel, provided that such expense reimbursement in respect of counsel fees shall not exceed $25,000 unless the Company shall provide its consent.

The foregoing summary of the Transaction Agreement is qualified in its entirety by reference to the full text of the Transaction Agreement which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The Resource Agreement provides that in any offering of the Company’s securities (including the Offering) in connection with which Adams becomes or will become a senior executive officer of the Company (a “Qualifying Offering”), the Company will make available for purchase by Resource, at Resource’s election and as a part of the Qualifying Offering, shares of Company common stock that represent in the aggregate 4.9% of the Pro Forma Fully Diluted Equity.  If Resource elects to make an investment in connection with a Qualifying Offering, the investment must not be less than $1,000,000.  Any shares purchased by Resource in a Qualifying Offering must be offered at a price per share equal to the price per share that securities of the same class are offered in the Qualifying Offering, and such shares will be subject to registration rights no less favorable than those granted to other investors in connection with the Qualifying Offering.

If (i) any Qualifying Offering is completed, or (ii) the Company completes an Acquisition Proposal in connection with which Adams enters into a consulting or employment arrangement with the acquirer involved in such Acquisition Proposal in which the Termination Fee described in the Transaction Agreement is not payable (a “Qualifying Acquisition”), the Company shall, within two business days after completion, pay to Resource an amount in cash equal to all fees and expenses incurred by Resource prior to the date of the Resource Agreement in connection with evaluating and prosecuting along with Management opportunities to invest in and manage U.S. depository institutions in the current banking environment, including, without limitation, the fees and expenses of Resource pursuant to its consulting, non-competition and non-solicitation arrangements with Management  and the fees and expenses of Resource’s counsel, provided that such expense reimbursement shall in no event exceed $650,000.

The foregoing summary of the Resource Agreement is qualified in its entirety by reference to the full text of the Resource Agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

ITEM 8.01  OTHER EVENTS

On June 11, 2010, the Company issued a Press Release relating to the entry into the Transaction Agreement, which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Agreement dated as of June 7, 2010, by and among TIB Financial Corp., TIB Bank, Marty E. Adams, Kevin Thompson and John Loeber.

10.2 Investment Right and Expense Reimbursement Agreement dated as of June 7, 2010 by and among TIB Financial Corp., TIB Bank, and Resource Financial
                        Institutions Group, Inc.

99.1 Press Release dated June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: June 11, 2010	By:	/s/ Thomas J. Longe
Thomas J. Longe
President and Chief Executive Officer